Exhibit 10.69
Joinder to Registration Rights Agreement
October 19, 2010
J.P. Morgan Securities LLC
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     Reference is made to the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of October 19, 2010 by and among Blue Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), and J.P. Morgan Securities LLC (“J.P. Morgan”), and Barclays Capital Inc., Fifth Third Securities, Inc., Morgan Keegan & Company, Inc. and UniCredit Capital Markets, Inc. and, together with J.P. Morgan, the (“Initial Purchasers”) concerning the sale by Merger Sub to the Initial Purchasers of $800.0 million aggregate principal amount of Merger Sub’s 9.875% Senior Notes due 2018 (the “Securities”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Registration Rights Agreement.
     Burger King Corporation, a Florida corporation (“BKC”), Burger King Holdings, Inc., a Delaware corporation (“Holdings”), and each of the subsidiaries listed on Schedule 1 hereto (collectively with Holdings, the “Guarantors”) agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement.
          1. Joinder of the Successor Company. BKC hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “BKC” and the “Company” therein and as if such party executed the Registration Rights Agreement on the date thereof.
          2. Joinder of the Guarantors. Each of the Guarantors hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Registration Rights Agreement on the date thereof.
          3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          4. Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          5. Amendments. No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
          6. Headings. The headings in this letter agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
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          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this letter agreement will become a binding agreement among BKC, Holdings and the other Guarantors party hereto and the several Initial Purchasers in accordance with its terms.

Very truly yours, BURGER KING CORPORATION
By:	/s/ Ben K. Wells
	Name:	Ben K. Wells
	Title:	Chief Financial Officer

BURGER KING HOLDINGS, INC.
By:	/s/ Ben K. Wells
	Name:	Ben K. Wells
	Title:	Chief Financial Officer

BK ACQUISITION, INC. BK CDE, INC. BURGER KING INTERAMERICA, LLC BURGER KING SWEDEN, INC. DlSTRON TRANSPORTATION SYSTEMS, INC. MOXIE’S, INC. THE MELODIE CORPORATION TPC NUMBER FOUR, INC. TQW COMPANY
By:	/s/ Ben K. Wells
	Name:	Ben K. Wells
	Title:	Chief Financial Officer

SCHEDULE 1
Guarantors
Burger King Holdings, Inc.
BK Acquisition, Inc.
BK CDE, Inc.
TPC Number Four, Inc.
Burger King Sweden, Inc.
Distron Transportation Systems, Inc.
Burger King Interamerica, LLC
Moxie’s, Inc.
TQW Company
The Melodie Corporation